EXHIBIT (c)(18)




                                PLEDGE AGREEMENT
                                ----------------



         THIS PLEDGE AGREEMENT (the "Agreement") is made and entered into as of the 16th day of September, 1997, by and between The Cross Country Group, L.L.C. ("Secured Party") and Homeowners Group, Inc. ("Pledgor").

                                    RECITALS

         WHEREAS, Secured Party has acquired from Acceleration National Insurance Company all its rights under that certain judgment in consolidated cases styled Acceleration National Insurance Company v. Homeowners Marketing Services, Inc., et al, in the Court of Common Pleas, Franklin County, Ohio, Case No. 91 CVH 1 1-9404 and 94CVHO5-3083 (the "Judgment");

         WHEREAS, Secured Party, Pledgor and Homeowners Marketing Services, Inc. ("HMS") have entered into an Agreement for Satisfaction of Judgment, dated as of October 31, 1996, as amended, with respect to the Judgment, which among other things, extends the date by which amounts payable by HMS must be paid (the "Settlement Agreement");

         WHEREAS, in consideration of Secured Party entering into the Settlement Agreement, Pledgor entered into a Guaranty and Pledge Agreement, dated as of October 31, 1996, whereby Pledgor unconditionally guaranteed HMS's performance of its obligations under the Settlement Agreement;

         WHEREAS, Secured Party, Pledgor and HMS have, contemporaneously with execution of this Pledge Agreement, entered into a Third Amendment to the Settlement Agreement, which among other things, further extends the date by which amounts payable by HMS must be paid;

         WHEREAS, Pledgor is the owner of stock certificates evidencing all of the issued and outstanding shares of stock of the entities listed on Schedule A, attached hereto (the "HAA Stock");

         WHEREAS, CC Acquisition Corporation, an affiliate of the Secured Party, has confirmed its intent to consummate the transactions described in that certain Agreement and Plan of Merger dated as of May 14, 1996 among CC Acquisition Corporation, Pledgor and The Cross Country Group, Inc., as amended by amendments dated as of October 31, 1996, January 31, 1997 and July 31, 1997, and by a further amendment of even date herewith;

         WHEREAS, Secured Party has required that Pledgor enter into this Pledge Agreement as a condition to the Secured Party entering into the Settlement Agreement;


                                       1






         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:


                                    AGREEMENT
                                    ---------

         1. Pledge of HAA Stock. In consideration of Secured Party's execution of the Settlement Agreement, as amended, which extends the date by which HMS must satisfy its obligations under the Judgment and Settlement Agreement, as amended, and extends the date by which Secured Party has agreed to forbear from enforcing Pledgor's guarantee of the performance of the obligations of HMS under the Judgment and the Settlement Agreement, Pledgor hereby pledges to Secured Party, as additional security for its guaranty, and grants to Secured Party, a first priority security interest in the HAA Stock (collectively, the "Pledged Shares").

         2. Delivery of Pledged Shares. The certificates representing the Pledged Shares are hereby delivered to Secured Party, to be held by Secured Party, in accordance with the terms of this Agreement, accompanied by duly executed instruments of transfer.

         3. Representations of Pledgor. Pledgor hereby represents and warrants that it is the record and beneficial holder of the Pledged Shares free and clear of any liens affecting the title thereto, except for liens created by this Agreement. Pledgor hereby represents and warrants that it has the right to pledge the Pledged Shares.

         4. Rights of Pledgor. During such time that Secured Party holds the Pledged Shares, and until such time as Secured Party forecloses on such Pledged Shares pursuant to the terms of paragraph 6 hereof, Pledgor shall be the owner of such Pledged Shares and shall have the right to vote and give consents with respect to the Pledged Shares and to collect and receive dividends paid in respect of the Pledged Shares, and Secured Party shall have no right to sell, transfer, pledge, hypothecate or otherwise transfer the Pledged Shares to any third party.

         5. HAA Guaranty. As a third-party beneficiary of Secured Party's agreement contained in the Settlement Agreement, and in consideration therefore. Homeowners Association of America, Inc. ("HAA") hereby unconditionally guarantees the obligations of Pledges under the Settlement Agreement, and hereby covenants and agrees not to transfer, sell, pledge or otherwise dispose of any shares of stock of HAA's subsidiaries, including but not limited to the common stock of HAA of California, Inc. and HAA of Virginia, Inc. HAA hereby represents and warrants that it owns, free and clear of any liens or encumbrances all of the issued and outstanding shares of common stock of HAA of Virginia, Inc. and HAA of California, Inc.


         6. Defaults and Remedies. (a) In the event that HMS shall default in the performance of its obligations under the Judgment and/or the Settlement Agreement, as amended, beyond any grace or cure period provided therein, and Pledgor shall have failed within five (5) days of notice thereof from Secured Party to cure the same, Secured Party shall have all rights with respect to the Pledged Shares as shall be provided to Secured Party under the Uniform Commercial Code as then in effect in the State of Florida.

         (b) Pledgor agrees that any notice by the Secured Party of the proposed disposition of the Pledged Shares or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Pledgor if the notice is sent by a recognized overnight delivery service at least ten (10) days before the action to the Pledgor at 400 Sawgrass Corporate Parkway, Sunrise, Florida 33325, Attention: C. Gregory Morris or to any other address which Pledgor has specified in writing to the Secured Party as the address to which notices shall be given to Pledgor.



                                       2





         7. Release. Immediately upon the compliance in full with the Judgment and/or Settlement Agreement, as amended, in accordance with the terms thereof, Secured Party shall redeliver the Pledged Shares to Pledgor, together with all instruments of transfer delivered herewith, free and clear of any and all liens affecting title thereto, and Pledgor's obligations hereunder shall terminate.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of, and enforced in the courts of the Commonwealth of Massachusetts.

         9. Counterpart Signatures. This Agreement may be signed in one or more counterparts.

         10. Headings. The headings are for the convenience of reference only, and do not form a part hereof and in no way define, limit, describe, modify or interpret the meanings of the parties, the scope of this Agreement or the intent of any Section hereof.

         11. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation or affect those portions of this Agreement which are valid.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     THE CROSS COUNTRY GROUP, L.L.C.



                                     By: /s/ Howard L. Wolk
                                        -----------------------------


                                     HOMEOWNERS GROUP, INC.


                                     By: /s/ C. Gregory Morris
                                        -----------------------------



Ackowledged and Agreed to:
HOMEOWNERS ASSOCIATION OF AMERICA, INC.


By: /s/ C. Gregory Morris
   ------------------------------------




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                                   SCHEDULE A
                                   ----------



COMPANY                                              SHARES                             CERTIFICATE NO.
-------                                              ------                             ---------------

Homeowners Association
of America, Inc.

HAA of Arizona, Inc.

HAA of Georgia, Inc.

HAA of Utah, Inc.



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